POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his or her true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name		File Nos.
FS Variable Separate Account	333-178845	333-178844	333-178859	333-178852
811-08810	333-178848	333-178849	333-178857	333-178853
	333-178842	333-178843	333-178855	333-178847
	333-178841	333-178854	333-178850	333-178846
	333-198224	333-234490	333-234491
FS Variable Separate Account Five	333-178860	333-178858	333-178862	333-178856
811-08369
USL SEPARATE ACCOUNT USL A	333-171496	333-171503	333-171502	333-171501
811-04865	333-171499	333-171495	333-171500	333-234492
USL Separate Account VL-R	333-149403	333-79471	333-57062	333-137941
811-09359	333-151575	333-105246	333-105762	333-234493
	333-234494	333-234495

USL POA - 1 of 2

POWERS OF ATTORNEY

Signature	Title	Date

Director, Chairman of the Board, Chief Executive Officer
	and President	April 20, 2021
/s/ KEVIN T. HOGAN	(Principal Executive Officer)
KEVIN T. HOGAN

	Director, Executive Vice President and Chief Financial Officer	April 20, 2021
/s/ THOMAS J. DIEMER	(Principal Financial Officer)
THOMAS J. DIEMER

/s/ KATHERINE A. ANDERSON	Director	April 21, 2021
KATHERINE A. ANDERSON

/s/ WILLIAM J. CARR	Director	April 20, 2021
WILLIAM J. CARR

/s/ MICHAEL P. HARWOOD	Director	April 20, 2021
MICHAEL P. HARWOOD

/s/ GLEN D. KELLER	Director	April 21, 2021
GLEN D. KELLER

/s/ ELIZABETH A. LEVY-NAVARRO	Director	April 21, 2021
ELIZABETH A. LEVY-NAVARRO

/s/ ALIREZA VASEGHI	Director	April 22, 2021
ALIREZA VASEGHI

	Chief Executive Officer, Individual Retirement	April 20, 2021
/s/ TODD P. SOLASH	and Life Insurance
TODD P. SOLASH

USL POA - 2 of 2